Exhibit 99.1

Kopin Corporation Provides Business Update and Fourth-Quarter and Fiscal Year 2014 Operating Results

  Full year total revenue growth of 39%, including wearable growth of 44%
  Strategic transition on track

WESTBOROUGH, Mass.--(BUSINESS WIRE)--March 10, 2015--Kopin Corporation (NASDAQ: KOPN), a leading developer of innovative wearable computing technologies and solutions, today provided an update on its business initiatives and reported financial results for the fourth quarter and fiscal year ended December 27, 2014.

“2014 was an important year for Kopin and we have made substantial progress since announcing our strategy to reinvent the Company as the leading provider of technologies and solutions for the coming wearable world,” said Dr. John Fan, Kopin’s President and Chief Executive Officer. “And with a strong cash position and a debt-free balance sheet, we have the means to execute our strategy and maintain our level of investment in the growing wearable systems market as we head into 2015.”

Dr. Fan continued. “The wearable industry seems to have shifted more towards enterprise applications. At Kopin we have always believed that enterprise applications are the logical initial entry point for smart headsets and we have focused our Golden-i headsets for enterprise applications over the past five years. We have been the pioneer in this enterprise segment and we are extremely well positioned for this enterprise category. We expect the market will see products from two tier-one customers this year which include Kopin products. Additionally, two years ago, we added our focus to consumer applications. We believe that for consumer applications, the device must be different from that of enterprise applications. Along with developing smaller, more efficient optical engines, we have placed significant emphasis on voice, which we believe will become the new touch. We have made great progress in these key enabling technologies and we are confident that consumer smart headsets are very viable and are close to reality.”

Fourth Quarter Results

Total revenues for the fourth quarter ended December 27, 2014, were $10.6 million, compared with $5.5 million for the fourth quarter of 2013.

Net loss for the fourth quarter of 2014 was $5.3 million, or $0.08 per share, compared with net loss of $9.7 million, or $0.16 per share, for the same period of 2013. The fourth quarter of 2013 included noncash charges to write-down certain intangible assets of approximately $1.5 million and an equity investment of approximately $2.5 million.

Full Year Results

Total revenues for the 12 months ended December 27, 2014, were $31.8 million, compared with $22.9 million in the same period of 2013.

Research and development expenses for the year 2014 were $20.7 million compared with $17.5 million in the same period of 2013, reflecting an increase in costs to develop our wearable and military technologies.

Selling, general and administrative expenses were $19.9 million in 2014, compared with $19.1 million in the same period of 2013.

Included in the 2013 results of operations are noncash charges to write-down certain intangible assets of approximately $1.5 million and impairment charges in investments of approximately $5.0 million.

On January 16, 2013 we sold our III-V product line and investment in Kopin Taiwan Corporation (KTC). The gain on the sale and the results of operations of our III-V product line and KTC through the date of sale are shown as discontinued operations in our financial statements. Our net loss for the 12 months ended December 27, 2014 was $28.2 million, or $0.45 per share. For the year ended December 28, 2013 our net loss from continuing operations was $24.9 million, or $0.40 per share, our net income from discontinued operations was $20.1 million, or $0.32 per share, and our net loss for the year ended December 28, 2013 was $4.7 million, or $0.08 per share.

Cash used in operating activities for the fiscal year 2014 was $19.6 million and we used $0.3 million for the repurchase of our common stock. Kopin’s cash, equivalents and marketable securities was $90.9 million at December 27, 2014. Kopin has no long-term debt.

Financial Results Conference Call

In conjunction with its fourth quarter and fiscal year end 2014 financial results, Kopin will host a teleconference call for investors and analysts at 5:00 p.m. ET today. To participate, please dial (877) 709-8150 (U.S. and Canada) or (201) 689-8354 (International). The call will also be available as a live and archived audio webcast on the “Investors” section of the Kopin website, www.kopin.com.

About Kopin

Kopin Corporation is a leading developer and provider of innovative wearable technologies and solutions for integration into head-worn computing and display systems to military, industrial and consumer customers. Kopin’s technology portfolio includes ultra-small displays, optics, speech enhancement technology, system and hands-free control software, low-power ASICs, and ergonomically designed smart headset reference systems. Kopin’s proprietary components and technology are protected by more than 285 global patents and patents pending. For more information, please visit Kopin’s website at www.kopin.com.

Kopin, CyberDisplay, Pupil and Golden-i are trademarks of Kopin Corporation.

Forward-Looking Statements

Statements in this press release may be considered “forward-looking” statements under the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. These include, without limitation, statements relating to our belief that we have the means to execute our strategy and maintain our level of investment in the growing wearable systems market as we head into 2015; our belief that the wearable systems market is growing; our belief that the wearable industry seems to have shifted more towards enterprise applications; our belief that enterprise applications are the logical initial entry point for smart headsets; our belief that we are extremely well positioned for enterprise category; our expectation that the market will see products from two tier-one customers this year; our belief that voice technology will become the new touch; our belief that the device for consumer applications must be different from that of enterprise applications; and our belief that consumer smart headsets are very viable and are close to reality. These statements involve a number of risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. These risks and uncertainties include, but are not limited to, the following: we may not have sufficient funds to continue our investment level; the wearable systems market may not grow; the enterprise market for wearable headsets may not develop; our competitors may have superior products to ours and therefore we may not be well positioned in the enterprise or commercial wearable headset market; our tier-one or any customers may not introduce products this year; voice technology may not be the new touch because the technology does not work or if it works it may not be accepted by the market, it may not be manufacturable or competitors products may be superior; it may take longer than the Company estimates to develop products; the Company’s products may not be accepted by the market place; there may be issues that prevent the adoption or further development of the Company’s wearable computing technologies; manufacturing, marketing or other issues may prevent either the adoption or acceptance of products; the Company might be adversely affected by competitive products and pricing; new product initiatives and other research and development efforts may be unsuccessful; the Company could experience the loss of significant customers; costs to produce the Company’s products might increase significantly, or yields could decline; the Company’s customers might be unable to ramp production volumes of their products, or the Company’s product forecasts could turn out to be wrong; manufacturing delays, technical issues, economic conditions or external factors may prevent the Company from achieving its goals; and other risk factors and cautionary statements listed in the Company’s periodic reports and registration statements filed with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the 12 months ended December 28, 2013, and the Company’s subsequent filings with the Securities and Exchange Commission. You should not place undue reliance on any forward-looking statements, which are based only on information currently available to the Company and only as of the date on which they are made. The Company undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances occurring after the date of this report.

Kopin Corporation
Supplemental Information
(Unaudited)

	Three Months Ended		Twelve Months Ended

	December 27, 2014	December 28, 2013	December 27, 2014	December 28, 2013
Display Revenues by Category (in millions)
Military Applications	$6.0	$1.1	$14.3	$8.6
Consumer Electronics Applications	0.4	1.3	2.8	5.3
Industrial Applications	0.9	0.6	3.7	2.4
Wearable Applications	1.4	1.5	6.2	4.3
Research and Development	1.9	1.0	4.8	2.3
Total	$10.6	$5.5	$31.8	$22.9

Stock-Based Compensation Expense
Continuing Operations
Cost of component revenues	$186,000	$160,000	$777,000	$415,000
Research and development	194,000	166,000	967,000	423,000
Selling, general and administrative	892,000	229,000	3,084,000	3,365,000
	$1,272,000	$555,000	$4,828,000	$4,203,000

Other Financial Information
Depreciation and amortization	$414,000	$568,000	$3,002,000	$3,646,000
Capital expenditures	$-	$217,000	$1,490,000	$742,000
Treasury stock purchases	$-	$2,005,000	$299,000	$7,992,000

Kopin Corporation
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 27, 2014	December 28, 2013	December 27, 2014	December 28, 2013
Revenues:
Revenues	$8,756,290	$4,509,219	$26,956,741	$20,574,812
Research and development revenues	1,881,095	1,040,712	4,850,724	2,322,897
	10,637,385	5,549,931	31,807,465	22,897,709
Expenses:
Cost of component revenues	6,054,836	3,864,598	19,638,149	20,655,216
Research and development	5,680,298	4,041,767	20,736,021	17,534,020
Selling, general and administrative	4,974,597	3,472,961	19,908,020	19,124,750
Impairment of intangibles assets and goodwill	-	1,511,414	-	1,511,414
	16,709,731	12,890,740	60,282,190	58,825,400

Loss from operations	(6,072,346)	(7,340,809)	(28,474,725)	(35,927,691)

Other income (expense), net	635,267	(2,340,162)	10,378	(2,133,968)

Loss before benefit for income taxes, equity loss in unconsolidated affiliate and net loss from noncontrolling interest	(5,437,079)	(9,680,971)	(28,464,347)	(38,061,659)

Benefit for income taxes	118,000	54,000	180,000	12,933,209

Loss before equity loss in unconsolidated affiliate and net loss from noncontrolling interest	(5,319,079)	(9,626,971)	(28,284,347)	(25,128,450)

Equity loss in unconsolidated affiliate	(126,568)	(216,907)	(386,442)	(625,098)

Loss from continuing operations	(5,445,647)	(9,843,878)	(28,670,789)	(25,753,548)
Income from discontinued operations, net of tax	-	-	-	20,147,532
Net loss	(5,445,647)	(9,843,878)	(28,670,789)	(5,606,016)

Net loss attributable to noncontrolling interest	143,401	184,041	458,745	896,400

Net loss	$(5,302,246)	$(9,659,837)	$(28,212,044)	$(4,709,616)

Net (loss) income per share:
Basic
Continuing operations	$(0.08)	$(0.16)	$(0.45)	$(0.40)
Discontinued operations	-	-	-	0.32
Net (loss) income per share	$(0.08)	(0.16)	$(0.45)	$(0.08)
Diluted
Continuing operations	$(0.08)	$(0.16)	$(0.45)	$(0.40)
Discontinued operations	-	-	-	0.32
Net (loss) income per share	$(0.08)	$(0.16)	$(0.45)	$(0.08)

Weighted average number of common shares outstanding:
Basic	62,734,237	61,528,968	62,638,675	62,347,852
Diluted	62,734,237	61,528,968	62,638,675	62,347,852

Kopin Corporation
Condensed Consolidated Balance Sheets
(Unaudited)

	December 27, 2014	December 28, 2013
ASSETS
Current assets:
Cash and marketable securities	$90,858,936	$112,729,201
Accounts receivable, net	3,802,324	2,388,461
Inventory	4,081,886	3,078,055
Prepaid and other current assets	1,181,474	1,412,285

Total current assets	99,924,620	119,608,002

Equipment and improvements, net	4,589,421	6,034,963
Goodwill and intangible assets	1,593,210	2,597,634
Other assets	1,900,828	3,024,458
Note receivable	14,933,335	14,866,666

Total assets	$122,941,414	$146,131,723

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$5,503,734	$3,868,865
Accrued expenses	5,870,719	5,309,785
Deferred income taxes	1,282,000	1,512,771
Billings in excess of revenue earned	586,471	547,681

Total current liabilities	13,242,924	11,239,102

Lease commitments	311,187	329,435

Total Kopin Corporation stockholders' equity	109,846,959	134,553,247
Noncontrolling interest	(459,656)	9,939
Total stockholders' equity	109,387,303	134,563,186
Total liabilities and stockholders' equity	$122,941,414	$146,131,723

CONTACT:
Kopin Corporation
Richard Sneider, 508-870-5959
Treasurer and Chief Financial Officer
RSneider@kopin.com
or
Market Street Partners
JoAnn Horne, 415-445-3233
Partner
JHorne@marketstreetpartners.com